                                                                               .
                                                                               .
                                                                               .

                                                                      EXHIBIT 21

SUBSIDIARIES OF ILLINOIS POWER COMPANY

                                                         State or Jurisdiction
                Name                                       of Incorporation
              ---------                                  ---------------------
IP Gas Supply Company                                          Illinois
Illinois Power Capital, L.P. (1)                               Delaware
Illinois Power Financing I (2)                                 Delaware
Illinois Power Financing II (3)                                Delaware
Illinois Power Securitization Limited
  Liability Company (4)                                        Delaware
Illinois Power Special Purpose Trust (5)                       Delaware
Illinois Power Transmission Company, LLC (6)                   Delaware

(1) Illinois Power Company is the general partner in Illinois Power Capital, L.P., with a 3% equity ownership share. Illinois Power Capital is consolidated in the accounts of Illinois Power Company. This subsidiary is inactive as of May 30, 2000.

(2)      Illinois Power Financing I is inactive as of September 30, 2001.

(3)      Illinois Power Financing II is not currently active.

(4) Illinois Power Company is the sole member of Illinois Power Securitization Limited Liability Company.

(5) Illinois Power Securitization Limited Liability Company is the sole owner of the Illinois Power Special Purpose Trust.

(6)      Illinois Power Transmission Company is not currently active.